Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Sandy Harrison

Semtech Corporation

(805) 480-2004

webir@semtech.com

Semtech Announces Accelerated Vesting of Comcast Warrant

CAMARILLO, Calif., May 3, 2018 – Semtech Corporation (Nasdaq: SMTC) a leading supplier of high performance analog, mixed-signal semiconductors and algorithms, today announced that it has accelerated the vesting of the remaining 586,956 unvested shares from the Warrant originally issued to a subsidiary of Comcast (Nasdaq: CMCSA) on October 5, 2016. The Warrant is now fully-vested and exercisable for a total of 869,565 shares.

Comcast has continued to make solid progress on the rollout of its comprehensive LoRaWAN™ network. As its deployment has matured, Comcast has shifted deployment efforts to better target high-value strategic markets by providing extensive coverage within these markets before expanding regional coverage to new markets. The Company noted that while this change in priorities has been in the best interest of both the Company and Comcast, these priorities were not anticipated in the original vesting terms of the Warrant. In order to encourage the proper allocation of Comcast resources, and in recognition of its network deployment and widespread use-case accomplishments related to the LoRaWAN open protocol, the Company concluded that it was appropriate to accelerate the vesting on the remaining unvested Warrant shares.

“We are pleased with the speed and extensiveness by which Comcast has executed the deployment of Semtech’s LoRa technology to enable its machineQ™ platform. Comcast’s efforts in the deployment of LoRaWAN networks in various U.S. markets is further helping to establish the LoRaWAN protocol as the defacto standard for LPWAN deployments,” stated Mohan Maheswaran, President and Chief Executive Officer of Semtech Corporation.

As a result of this action, the Company expects to record expense related to the Warrant of $21.5 million, including $15.9 million related to this acceleration, which will be reflected as a reduction to GAAP net sales in

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our first fiscal quarter ended April 29, 2018. Because the Warrant is now fully vested, the Company does not expect to record any additional expense related to the Warrant in future periods. The Company will discuss this in more detail during its fiscal first quarter earnings conference call tentatively scheduled for May 30, 2018.

About Semtech

Semtech Corporation is a leading supplier of high performance analog, mixed-signal semiconductors and algorithms for high-end consumer, enterprise computing, communications, and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The Company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the current expectations of Semtech Corporation and its subsidiaries, including, without limitation, statements regarding the Company’s expectation of the financial impact of the expense related to the Warrant to the Company’s results for the first fiscal quarter or future periods and statements regarding the Company’s products, performance and business initiatives. Statements containing words or phrases such as “will,” “expects to,” “designed to,” or other similar expressions constitute forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the ability of customers to successfully deploy or expand the LoRaWAN networks; expand to additional markets or expand existing footprint, as well as the risk factors disclosed in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2018 and in the Company’s other filings with the Securities and Exchange Commission.

In light of the significant risks and uncertainties inherent in the forward-looking information included herein, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved, or that any of its operating expectations or financial forecasts will be realized. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof.

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Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

Semtech, the Semtech logo and LoRa are registered trademarks or service marks, and LoRaWAN is a trademark or service mark, of Semtech Corporation and its affiliates. MachineQ is a trademark or service mark of Comcast Corporation or its affiliates.

SMTC-F

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